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                                                                    EXHIBIT 3.23

COMPANY NO. 2707274

                           COMPANIES ACTS 1985 & 1989

                             ARTICLES OF ASSOCIATION

                                       OF

                           NEW HOLLAND HOLDING LIMITED

         (AS ADOPTED BY SPECIAL RESOLUTION PASSED ON 28 JULY 1995 AND AS

             AMENDED BY SPECIAL RESOLUTION PASSED ON 30 AUGUST 1996)

                                     TABLE A

1. The Regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 as amended at the date of adoption of these Articles ('Table A') shall, except where the same are excluded or varied by or inconsistent with these Articles, apply to the Company to the exclusion of all other regulations set out in any statute or statutory instrument concerning companies.

                                 INTERPRETATION

2.1      In these Articles unless the context otherwise requires:

         'these Articles' means these articles of association in their present form or as from time to time altered;

         'the Companies Acts' means the Companies Act 1985 and 1989 as respectively amended and in force from time to time;

         'Deferred Redeemable Ordinary Shares' means the deferred redeemable ordinary shares of 10,000 Italian Lira each having the rights set out in Article 6;

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         'Member' means any holder for the time being of Shares;

         'Ordinary Shares' means the ordinary shares of (pound)1 Sterling each of the Company;(1)

         'Ordinary Lira Shares' means the ordinary Lira shares of 10,000 Italian Lira each of the Company;

         every reference in Table A to 'the Act' shall be construed as if the reference was to the Companies Acts.

2.2 Any words or expressions defined in the Companies Acts in force at the date when these Articles or any part of them are adopted shall bear the same meaning in these Articles or such part (as the case may be).

2.3 Where for any purpose an ordinary resolution of the Company is required, a special or extraordinary resolution shall also be effective, and where an extraordinary resolution is required a special resolution shall also be effective.

                            AUTHORISED SHARE CAPITAL

3 The share capital of the Company at the date of the adoption of these Articles is:-

3.1      (pound)300,000,000 Sterling divided into 300,000,000 Ordinary Shares;
         and

3.2 200,000,000,000 Italian Lira divided into 20,000,000 Deferred Redeemable Ordinary Shares.

                             UNISSUED SHARE CAPITAL

4. Subject to the provisions of the Companies Acts and these Articles and to any direction to the contrary which may be given by ordinary or other resolution of

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(1)   By special resolution passed on 30 August 1996 all the Ordinary Shares were re-classified as Deferred Sterling Shares.

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      the Company, any unissued shares of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the directors who may offer, allot, grant options over or grant any right or rights to subscribe for such shares or any right or rights to convert any security into such shares or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the directors may determine.

5.1 For the purposes of the Companies Act 1985 Section 80 but subject to the provisions of these Articles the directors are generally and unconditionally authorised to exercise all powers of the Company to allot relevant securities as defined in the said section up to an aggregate nominal amount of (pound)300,000,000 in respect of the relevant securities which are Ordinary Shares and 200,000,000,000 Italian Lira in respect of the relevant securities which are Deferred Redeemable Ordinary Shares. This authority shall expire 5 years from the date on which the resolution adopting these Articles is passed but may be previously revoked or varied by the Company in general meeting and may from time to time be renewed by the Company in general meeting for a further period not exceeding 5 years. The Company may make any offer or agreement before the expiry of this authority that would or might require relevant securities to be allotted after this authority has expired and the directors may allot relevant securities in pursuance of any such offer or agreement as if this authority had not expired.

5.2 The Companies Act 1985 Section 89(1) and 90(l)-(6) inclusive shall not apply.

5.3 Any shares for the time being unissued shall before they are issued be offered to the Members holding shares of the same class in proportion as nearly as the circumstances admit to their existing holdings of shares of that class. Such offer shall be made by notice specifying the number of shares offered and limited to a time within which the offer, if not accepted, will be deemed to be declined and after the expiration of such time, or (if earlier) on the receipt of an intimation from the person to whom the offer has been made that he declines to

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      accept the shares offered, the directors may, subject to these Articles, dispose of the same in such manner as they think most beneficial to the Company. The directors may, in like manner, dispose of any shares which by reason of the proportion borne by them to the number of persons entitled to such offer or by reason of any difficulty in apportioning the same cannot in the opinion of the directors be conveniently offered in the manner provided above. The provisions of this Article may be relaxed or varied to any extent by the written agreement of all the Members for the time being.

                       DEFERRED REDEEMABLE ORDINARY SHARES

6.1 The holders of the Deferred Redeemable Ordinary Shares shall have the right to receive notice of to attend and to vote at any general meeting of the Company. Every holder of a Deferred Redeemable Ordinary Share and (after the date when the Deferred Redeemable Ordinary Shares become Ordinary Lira Shares pursuant to Article 6.4) every holder of an Ordinary Lira Share shall on a poll have four votes for each such share of which they are the holder.

6.2 The profits of the Company available for dividend and resolved to be distributed declared or paid on or before 31st December 1995 shall be applied solely in payment of dividends to the holders of the Ordinary Shares. The holders of the Deferred Redeemable Ordinary Shares shall not be entitled to receive any dividend resolved to be distributed declared or paid on or before 31st December 1995.

6.3 In the event of a winding up or other return of capital the surplus assets of the Company remaining after payment of its liabilities shall be distributed in the manner provided for in Article 29

      Ordinary Lira Shares

6.4 On the 31st December 1995 each of the Deferred Redeemable Ordinary Shares in issue shall be and become an ordinary share of 10,000 Italian Lira each

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      unless the Deferred Redeemable Ordinary Shares shall have been redeemed pursuant to in Article 6.6 on or before 30th December 1995.

6.5 The profits of the Company available for dividend and resolved to be distributed declared or paid on or after 1st January 1996 shall be distributed by way of dividend to the holders of the Ordinary Lira Shares.

      Redemption of the Deferred Redeemable Ordinary Shares

6.6 Subject to the provisions of the Companies Acts the Company shall be entitled on giving to the holders of the Deferred Redeemable Ordinary Shares not less than 30 days' notice in writing to redeem at par at any time prior to 31st December 1995 all (but not part of) the Deferred Redeemable Ordinary Shares then in issue.

                              ALTERATION OF CAPITAL

7. The Company may from time to time by special resolution increase the share capital by such sum to be divided into shares of such amount as the resolution shall provide. Regulation 32 of Table A shall be varied accordingly.

                         PROCEEDINGS AT GENERAL MEETINGS

8.1 No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. In default of a quorum the meeting shall (unless adjourned to such time and place as the directors may determine) be dissolved.

8.2 The quorum at any general meeting (and at any adjourned general meeting) shall be 2 Members present in person or by proxy or, being a corporation, by a duly authorised representative save at any time when the Company is a single member company when the quorum shall be one member, present in person or by proxy or, in the case of a corporation, by its duly authorised representative.

8.3   Regulations 40 and 41 of Table A shall not apply.

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9.    At any general meeting a poll may be directed by the chairman or demanded by any Member present in person or by proxy, or being a corporation, by a duly authorised representative, and Regulation 46 of Table A shall be varied accordingly.

10.1 In the case of an equality of votes whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall have a casting vote (in addition to any other vote he may have).

10.2 In the case of a corporation a resolution in writing may be signed on its behalf by a director or its secretary or by its duly appointed attorney or duly authorised representative and Regulation 53 shall be extended accordingly.

                                VOTES OF MEMBERS

11. Subject to any rights or restrictions for the time being attached to any class or classes of shares on a show of hands every Member present in person or by proxy or (being a corporation) by a duly authorised representative shall have one vote, and on a poll every Member present in person or by proxy or (being a corporation) by a duly authorised representative shall have one vote for each share of which he is the holder. In the case of a corporation, a director or its secretary is deemed to be its duly authorised representative. Regulation 54 of Table A shall not apply.

12. The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority, shall be deposited at the registered office of the Company (or at such other place in the United Kingdom as is specified for that purpose in the notice of meeting or any instrument of proxy sent by the Company in relation to the meeting) not less than one hour before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or handed to the chairman of the meeting or adjourned meeting before the

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      commencement of such meeting and, in default, the instrument of proxy shall not be treated as valid. Regulation 62 of Table A shall not apply.

                               POWERS OF DIRECTORS

13. The Company may exercise all the powers conferred by the Companies Acts with regard to having any official seal and such powers shall be vested in the directors. Any instrument to which an official seal is affixed shall be signed by such persons (if any) as the directors may from time to time determine.

                               NUMBER OF DIRECTORS

14. Unless and until otherwise determined by the Company in general meeting there shall not be any limitation as to the number of directors. If at any time or from time to time there shall be only one director of the Company, such director may act alone in exercising all the powers and authorities vested in the directors. Regulation 64 of Table A shall not apply.

                               ALTERNATE DIRECTORS

15.1 Any director (other than an alternate director) may by notice in writing signed by him and deposited at the registered office of the Company appoint any other director or any other person approved by resolution of the directors and willing to act to be an alternate director and may remove from office an alternate director appointed by him. A person can be appointed an alternate director by more than one director.

15.2 An alternate director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a director but shall not be entitled to receive from the Company any fee in his capacity as an alternate director except only such part (if any) of the remuneration otherwise payable to the director appointing him as such director may by notice in writing to the Company from time to time direct. An alternate director who is absent from the United Kingdom shall not be entitled to receive notice of any meeting of the directors or of a committee of directors of which

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      his appointor is a member unless the alternate director has supplied to the Company a telex electronic mail or facsimile transmission number to which notices of such meetings may be sent in which event the alternate director concerned shall then be entitled to receive at such number notice of such meeting. Regulations 65 and 66 of Table A shall be varied accordingly.

15.3 Any person who is both a director and an alternate director or attends as an alternate for more than one director at any meeting of the directors or at any committee of directors shall, for the purpose of voting and determining whether a quorum is present at any such meeting, be treated as if he was present as only one director. The signature of an alternate director to any resolution in writing of the directors or of a committee of the directors shall unless notice of his appointment provides to the contrary be as effective as the signature of his appointor.

                         DELEGATION OF DIRECTORS' POWERS

16. The directors may delegate any of their powers to any committee consisting of 2 or more directors. The directors may also entrust to and confer upon any director any of the powers exercisable by them. Any such delegation may be made on such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers, and they may from time to time revoke, withdraw, alter or vary all or any of such powers. Subject to any such conditions, the proceedings of such a committee shall be governed by these Articles regulating the proceedings of directors so far as they are capable of applying. Regulation 72 of Table A shall not apply.

                     APPOINTMENT AND RETIREMENT OF DIRECTORS

17. A Member or Members holding more than one half of the issued ordinary shares of the Company may at any time appoint any person to be a director, either as an individual director or to fill a vacancy, and to remove from office any director however appointed. The appointment or removal shall be effected by notice in writing to the Company signed by the Member or Members giving

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      it or, in the case of a corporate Member, signed by a director of that corporate Member and shall take effect when the notice is delivered to the registered office of the Company.

18.1 No director shall be required to retire or vacate his office or be ineligible for reappointment as a director, nor shall any person be ineligible for appointment as a director, by reason of his having attained any particular age.

18.2  Regulations 73 to 80 (inclusive) of Table A shall not apply.

19. The office of a director shall be vacated in any of the events following namely:

      19.1 if he resigns his office by notice in writing delivered to the registered office of the Company or tendered to a meeting of the directors; or

      19.2 if he becomes incapable, by reason of mental disorder, of managing and administering his property and affairs or becomes a patient for the purposes of any statute relating to mental health and the directors resolve that his office is vacated; or

      19.3  if he becomes bankrupt or compounds with his creditors; or

      19.4 if he is prohibited from being a director by law or by the order of any court or tribunal of competent jurisdiction;

      19.5  if he is removed from office under Article 17

      Regulation 81 of Table A shall not apply.

                       DIRECTORS' GRATUITIES AND PENSIONS

20. The directors on behalf of the Company may exercise all the powers of the Company to grant pensions, annuities, gratuities and superannuation or other allowances and benefits in favour of any person, including any director or former director. A director or former director shall not be accountable to the Company or the Members for any benefit of any kind conferred under or

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      pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

                            PROCEEDINGS OF DIRECTORS

21.1 Questions arising at any meeting of the directors or of any committee of the directors shall be decided by a majority of votes of the directors present (or their alternates). In the case of an equality of votes the chairman shall have a second or casting vote.

21.2 The quorum necessary for the transaction of the business of the directors or of any committee of the directors shall throughout the meeting be one director (where only one director is in office) and shall (when more than one director is in office) be two directors. A person who holds office only as an alternate director shall, if the director he has been appointed to represent is not present, be counted in the quorum. Regulation 89 of Table A shall not apply.

21.3 Any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no other director objects and if otherwise a quorum of directors would not be present.

22. Unless in any particular case such requirement is waived in writing by all (but not some only) of the directors then in office, not less than 7 days' prior notice must be given of any meeting of the directors or of any committee of directors convened under or pursuant to these Articles. It shall not be necessary to give notice of a meeting to a director who is absent from the United Kingdom unless he has supplied to the Company a telex electronic mail or facsimile transmission number (whether or not within the United Kingdom) to which notices of such meetings may be sent in which event the director concerned shall then be entitled to receive at such number notice of such meeting. Regulation 88 of Table A shall be modified accordingly.

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23.   Subject to the provisions of these Articles and provided a director shall have disclosed such interest in accordance with Regulation 85 of Table A, a director shall be entitled to vote in respect of any transaction, contract, arrangement or agreement with the Company in which he is in any way, whether directly or indirectly, interested and if he shall do so his vote shall be counted and he shall be taken into account in ascertaining whether a quorum is present. For the purpose of this Article, an interest of a person who is, for any purpose of the Companies Acts, connected with a director shall be treated as an interest of the director and, in relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise. Regulations 94 to 98 (inclusive) of Table A shall not apply.

24. A director may (provided a quorum of the directors who are entitled to attend a meeting of the directors or a meeting of the relevant committee of the directors, so agree) participate in a meeting of the directors or a committee of directors of which he is a member by means of conference telephone, audio visual link or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in a meeting in this manner is deemed to constitute presence in person at the meeting.

                                     NOTICES

25. In Regulations 53 and 93 of Table A and these Articles 'writing' shall be deemed to include photocopy, telex, facsimile, telegram and other methods of reproducing or communicating writing in visible form.

26. Any notice or other document (including a share certificate) may be served on or delivered to any Member by the Company either personally or by sending it through the post in a prepaid letter addressed to such Member at his registered address as appearing in the register of Members (whether or not such address is within the United Kingdom), or by delivering it to or leaving it at such registered address, addressed as aforesaid, or by any other means provided

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      such other means have been authorised in writing by the Member concerned.
      In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed a sufficient service on or delivery to all the joint holders. Any notice or other document served or delivered in accordance with these Articles shall be deemed duly served or delivered in accordance with these Articles shall be deemed duly served or delivered notwithstanding that the Member is then dead or bankrupt or otherwise under any legal disability or incapacity and whether or not the Company had notice of that fact. Any such notice or other document, if sent by first-class post, shall be deemed to have been served or delivered on the first working day after the day when it was put in the post, and in proving such service or delivery it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post.

27. Notice of every general meeting shall be given in any manner authorised by or under these Articles to all Members other than such as, under the provisions of these Articles or the terms of issues of the shares they hold, are not entitled to receive such notices from the Company Provided that any Member may in writing waive notice of any meeting either prospectively or retrospectively and if he shall do so it shall be no objection to the validity of such meeting that notice was not given to him. Regulations 112, 115 and 116 of Table A shall not apply.

                                   WINDING-UP

28. If the Company shall be wound up (whether the liquidation is voluntary or by the court) the liquidator may, with the authority of an extraordinary resolution and subject to any provision sanctioned in accordance with the provisions of the Companies Acts, divide among the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such values as he deems fair upon any assets to be so divided and may determine how such division shall be carried out as between the Members or different classes of Members. The

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      liquidator may, with the like authority, vest the whole or any part of the assets in trustees upon such trusts for the benefit of Members as the liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability and the liquidator may make any provision referred to in and sanctioned in accordance with the provisions of the Companies Acts. Regulation 117 of Table A shall not apply.

29.1 In the event of a winding-up or other return of capital where the date of the resolution for the winding-up of the Company or (as the case may be) the date of the order of the Court for such winding-up or (in the case of any other return of capital by the Company) the date on which the distribution transfer or other payment in respect of such return of capital is made or occurs before 31st December 1995 the surplus assets of the Company remaining after payment of its liabilities shall be applied first in repayment to the holders of the Deferred Redeemable Ordinary Shares of the amount paid up on such shares and the balance of such assets shall be distributed rateably amongst the holders of the Ordinary Shares.

29.2 In the event of a winding-up or other return of capital where the date of the resolution of the winding-up of the Company or (as the case may be) the date of the order of the Court for such winding-up or (in the case of any other return of capital by the Company) the dare on which the distribution transfer or other payment in respect of such return of capital is made or occurs on or after 31st December 1995 the surplus assets of the Company remaining after payment of its liabilities shall be distributed rateably amongst the holders of shares in the capital of the Company, subject to the provisions in these Articles attaching to the Deferred Sterling Shares.

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                                    INDEMNITY

30. Subject to the provisions of the Companies Acts, every director, alternate director, auditor, secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation to his duties including any liability incurred by him in defending any proceedings, civil or criminal, that relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted by the court. Regulation 118 of Table A shall not apply.

                                 SHARE WARRANTS

31.

(a) Subject to the provisions hereinafter contained the Company may issue Share Warrants with respect to any shares which are fully paid up upon a request in writing by the persons registered as the holder of such shares. The request shall be in such form, and authenticated by such other evidence as to the identity of the person making the same as the directors shall from time to time require.

(b) Share Warrants shall be issued under the common seal of the Company or, if the directors so resolve, in such other manner having the same effect as if issued under the common seal of the Company, and shall state that the bearer is entitled to the shares therein specified.

(c) The bearer for the time being of a Share Warrant shall, subject to the Articles, be deemed to be a member of the Company and shall be entitled to the same

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      rights and privileges as he would have had if his name had been included in the register of members as the holder of the shares specified in such Share Warrant.

(d) The shares included in any Share Warrant shall be transferred by delivery of the Share Warrant without any written transfer and without registration, and the provisions in the Articles with respect to the transfer and transmission of and to the lien of the Company on shares shall not apply to shares so included.

(e) No person shall as bearer of a Share Warrant be entitled to attend or vote or exercise any of the rights of a member at any general meeting of the Company or sign any requisition for or give notice of intention to submit to resolution to a meeting, or to sign any written resolution of the Company unless at least one hour (or such lesser period as the directors shall specify) before the time appointed for the meeting in the first case, or before the requisition or notice is left at the registered office, in the second case, or before he signs the written resolution in the third case, he shall have deposited the Share Warrant in respect of which he claims to act, attend or vote as aforesaid at the registered office for the time being of the Company or such other place as the directors appoint, together with a statement in writing of his name and address, and unless the Share Warrant shall remain so deposited until after the meeting or any adjournment thereof shall have been held or, in the case of a written resolution, the same shall have been signed. Not more than one name shall be received as that of the holder of a Share Warrant.

(f) There shall be delivered to the person so depositing a Share Warrant a certificate stating his name and address and describing the shares represented by the Share Warrant so deposited by him, and such certificate shall entitle him, or his proxy duly appointed, to attend and vote at any general meeting or to sign any written resolution in the same way as if he were the registered holder of the shares specified in the certificate. Upon delivery up of such certificate to the Company, the Share Warrant in respect of which it shall have been given shall be returned.

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(g)   No person as bearer of any Share Warrant shall be entitled to exercise any of the rights of a member (save as hereinbefore expressly provided in respect of general meetings) without producing such Share Warrant and stating his name and address, and (if and when the directors so require) permitting an endorsement to be made thereon of the fact, date, purpose and consequence of its production.

(h) The directors shall provide as from time to time they shall think fit for the issue to the bearers for the time being of Share Warrants of coupons payable to bearer providing for the payment of the dividends upon and in respect of the shares represented by the Share Warrants. Every such coupon shall be distinguished by the number of the Share Warrant in respect of which it is issued, and by a number showing the place it holds in the series of coupons issued in respect of that Share Warrant.

(i) Upon any dividend being declared to be payable upon the shares specified in any Share Warrant, the directors shall give notice to the members in accordance with these Articles, stating the amount per share payable, date of payment, and the serial number of the coupon to be presented. Thereupon, any person presenting and delivering up a coupon of that serial number at the place stated in the coupon, or in such notice, shall be entitled to receive at the expiration of such number of days (not exceeding 14) after so delivering it up the dividend payable on the shares specified in the Share Warrant to which such coupon shall relate, according to the notice which shall have been so given.

(j) The Company shall be entitled to recognise an absolute right in the bearer for the time being of any coupons in respect of which notice has been given as aforesaid for payment to such bearer of the amount of dividend on the Share Warrant to which such coupon shall relate as shall have been declared payable, upon presentation and delivery of the coupon. The delivery of such coupon shall be a good discharge to the Company accordingly.

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(k)   If any Share Warrant or coupon shall become worn out or defaced, the directors may, upon the surrender thereof for cancellation, issue a new one in its place, and if any Share Warrant or coupon shall be lost or destroyed, the directors may, upon the loss or destruction being established to their satisfaction, and upon such indemnity being given to the Company as they shall think adequate, issue a new one in its place. In the case of loss or destruction the bearer to whom such new Share Warrant or coupon is issued shall also bear and pay to the Company all expenses incidental to the investigation by the Company of evidence of such loss or destruction and of preparing such indemnity.

(l) If the bearer of any Share Warrant shall surrender it together with all coupons belonging thereto for cancellation and shall lodge therewith at the registered office for the time being, of the Company a declaration in writing, signed by him, in such form and authenticated in such manner as the directors shall from time to time direct, requesting to be registered as a member in respect of the shares specified in such Share Warrant, and stating in such declaration his name and address, he shall be entitled to have his name entered as a registered member of the Company in respect of the shares specified in the Share Warrant so surrendered. The Company shall not be responsible for any loss incurred by any person by reason of the Company entering in the register upon the surrender of a Share Warrant the name of any person who is not the true and lawful owner of the Share Warrant surrendered.

(m) Regulation 5 of Table A shall be read and construed as if at the end of such regulation there were added the words "or, in the case of a Share Warrant, in the bearer of the warrant for the time being".

(n) Regulation 29 of Table A shall be read and construed as if the word "registered" appeared before the word "member" in the first line of such regulation.

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(o)   Regulation 30 of Table A shall be read and construed as if the word
      "registered" appeared before the word "share" in the first line of such regulation.

(p) A notice may be given by the Company to the holder of a Share Warrant to the address supplied by him by notice in writing to the Company from time to time for the giving of notice to him. Any notice to the Company supplying a new address for the giving of notices by the Company shall be accompanied by the Share Warrant which shall be cancelled and a new Share Warrant shall be issued having endorsed thereon the address to which future notices by the Company to the holder of the Share Warrant may be given.

(q) The directors may from time to time require any holder of a Share Warrant who gives, or has given, an address at which notices may be served on him, to produce his Share Warrant and to satisfy them that he is, or is still, the holder of the Share Warrant in respect of which he gives or gave the address.

(r) Any notice required to be given by the Company to the members, or any notice which cannot be served in the manner so provided, shall be sufficiently given by advertising the same one in the London Gazette.

                            DEFERRED STERLING SHARES

33.

(a)   The rights of the Deferred Sterling Shares are as follows:-

      (i) Save as provided in paragraph (ii) below, the holders of Deferred Sterling Shares shall not be entitled to any participation in the profits or the assets of the Company.

      (ii) The holders of Deferred Sterling Shares shall only be entitled to participate in the assets of the Company after the holders of every other class of shares in the capital of the Company shall have received the

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            sum of (pound)1 million in respect of each share (other than
            Deferred Sterling Shares) held by them.

(b) None of the Deferred Sterling Shares shall carry any right to receive notice of or to attend and vote at any general meeting of the Company.

(c) Notwithstanding any other provision of these Articles, the Company shall have the power and authority at any time to purchase all or any of the Deferred Sterling Shares for an aggregate consideration of (pound)1 which shall be applied for the benefit of the Company.

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